Tempur Sealy International, Inc. (TPX) “Success is strengthening our Iconic Brands while driving higher ROIC through focused execution” 1 © 2019 Tempur Sealy International, Inc.

Tempur Sealy International, Inc. Overview: (TPX) • Strong global brands serving all price points • Omni-channel distribution balanced between wholesale and direct to consumer • Global manufacturing footprint • Structural growth industry, with high ROIC and robust free cash flow • Industry is relatively concentrated in US and fragmented globally TPX North International Consolidated America 2Q19 Sales $723 $588 $135 100% 81% 19% 2Q19 GM% 43.4% 40.8% 54.5% Forward-Looking Statements: This investor presentation contains statements that may be characterized as “forward looking” within the meaning of federal securities laws. Please review carefully the cautionary statements and other information included in the appendix under “Forward looking Statements”. Non-GAAP Financial Information: This presentation includes non-GAAP financial measures. Please refer to the footnotes and the explanations about such © 2019 Tempur Sealy International, Inc. non-GAAP financial measures, including reconciliations to the corresponding GAAP financial measures, in the appendix at the end of this presentation. Footnotes: Please refer to the footnotes at the end of this presentation. 2

Long-term Focused Key initiatives: • Develop the highest quality bedding products in all the markets we serve • Promote our worldwide brands with compelling marketing • Optimize our powerful omni-distribution platform to be where consumers want to shop • Drive increases in EBITDA(1) (1) This financial measure is not recognized under U.S. Generally Accepted Accounting Principles (“GAAP”). Please refer to “Use of Non-GAAP Financial Measures & Constant Currency Information” in the appendix. 3 © 2019 Tempur Sealy International, Inc.

Global Manufacturing Footprint 35 International Facilities 22 North American Facilities Wholly owned and Joint Venture Tempur-Pedic Facility Joint Venture Licensee 4 © 2019 Tempur Sealy International, Inc.

Powerful Omni-Distribution Platform ➢ Largest pillar of world-wide distribution Wholesale ➢ Recently announced significant distribution gains DTC ➢ Significant worldwide revenue growth Web ➢ Highly profitable and expanding gross margins DTC Company ➢ Luxury showroom experience Owned ➢ Significant worldwide revenue growth Stores ➢ Highly profitable 5 © 2019 Tempur Sealy International, Inc.

Direct to Consumer • Distribution network made up of high growth, high Global Direct Revenue margin, Web, Call Center, and Company-owned stores $100 $90 • Strong growth within the direct channel, growing 55% $80 in the second quarter of 2019 $70 • Long-term direct target: 25% of consolidated net sales $60 $50 $40 NORTH AMERICAN INTERNATIONAL SALES CHANNEL SALES CHANNEL $30 $20 10% $10 23% $- Q2 2017 Q2 2018 *Q2 2019 (In millions) Intl NA 90% 77% Q2 global direct channel sales grew 89% over 2 years *Excluding Sleep Outfitters, Q2 global direct channel sales grew 61% over 2 years Direct Wholesale Direct Wholesale 6 © 2019 Tempur Sealy International, Inc.

Winning Online TempurPedic.com Most profitable online bedding company in the world High growth and high margins Alternative Channels (Web-based Retailers) Dedicated sales team with focus on eMarketplace sales growth High growth and stable margins Traditional Retailers Online TPX proprietary Retail Edge training providing shopper-focused solutions High growth and stable margins Compressed Bedding Products High-end Mid-level Value Tempur Cloud (Testing) Cocoon by Sealy (Significant growth) Sealy-to-go (Significant growth) 7 © 2019 Tempur Sealy International, Inc.

TEMPUR + SEALY

Company-Owned North American Store Strategy

High-End Targeted Opportunity


TEMPUR-PEDIC

Tempur Retail Stores:

- 49 High-end retail destinations, with complementary co-tenants, in high demographic areas
- Strategic market placement (125-150 store vision)
- Brand Ambassadors - Tempur-Pedic only products
- Consumer niche – prefer direct from manufacturer
- Premium ASP offering: $2,000 - $4,500
- Average revenue per store between $1.5-$2.0M(2)

Broad Based Opportunity – Strategic Representation

Sleep Outfitters:

- Regional bedding retailer that is strategically important to the markets it serves for Tempur Sealy
- Store count: 98
- Tempur, Sealy and Stearns & Foster merchandising
- Wide range of ASP products: $300 - $4,500
- Average revenue per store between $0.8-$0.9M(2)


Sleep Outfitters

8

© 2019 Tempur Sealy International, Inc.

BRANDS & PRODUCTS 9 © 2019 Tempur Sealy International, Inc.

Product Segments Three Months Bedding Other Ended Net Sales Products Products June 30, 2019 Consolidated $ 663M $ 60M $ 723M YoY Growth 10.2% 2.7% 9.5% North America $ 554M $ 34M $ 588M YoY Growth 11.4% 11.5% 11.4% International $ 108M $ 26M $ 135M YoY Growth 4.3% -6.7% 2.0% Six Months Bedding Other Ended Net Sales Products Products June 30, 2019 Consolidated $ 1,292M $ 121M $ 1,414M YoY Growth 9.8% 1.1% 9.0% North America $ 1,069M $ 63M $ 1,132M YoY Growth 12.5% 0.6% 11.8% International $ 224M $ 58M $ 282M YoY Growth -1.7% 1.6% -1.0% 10 © 2019 Tempur Sealy International, Inc.

U.S. Portfolio of Products TEMPUR MATERIAL HYBRID INNERSPRING MEMORY FOAM TEMPUR® STEARNS & FOSTER® SEALY CONFORM® SEALY HYBRID® COCOON BY TEMPUR BREEZE® SEALY SEALY (BED IN A BOX) (BED IN A BOX) TEMPUR ADAPT™ STEARNS & FOSTER® SEALY RESPONSE® OTHER SPECIALTY ADJUSTABLE BASES PILLOWS 11 © 2019 Tempur Sealy International, Inc.

TEMPUR-PEDIC Launched the innovative, new breeze°, …designed to improve product mix, completes the largest rollout in Tempur history… with all night cooling. 12 © 2019 Tempur Sealy International, Inc.

STRONGEST TEMPUR-PEDIC PRODUCT OFFERING TEMPUR-ADAPT FAMILY TEMPUR-BREEZE FAMILY ADAPT PROADAPT LUXEADAPT PRObreeze° LUXEbreeze° SOFT SOFT SOFT MEDIUM MEDIUM MEDIUM FIRM FIRM FIRM HYBRID HYBRID HYBRID $2,199 $2,999 $3,999 $3,799 $4,499 Product Launched in 2018 Product Launched early 2019 13 © 2019 Tempur Sealy International, Inc.

TEMPUR+SEALY

NEW TEMPUR-LUXEbreeze°

NEXT LEVEL COOLING COMFORT - 8° cooler



13" PROFILE

$4,499 SRP

SOFT **FIRM**

OUTSIDE

SMARTCLIMATE MAX
DUAL COVER SYSTEM

An enhanced zip-off cover with double the cool-to-touch power combined with a super-stretch inner layer so you feel cooler when you lie down

INSIDE

PURECOOL+ Phase Change Material

Exclusive, next-generation technology absorbs excess heat so you feel cooler while you fall asleep

TEMPUR-CM+ Material

Advanced TEMPUR® Material redesigned with maximum airflow for all-night cooling comfort

Ventilated TEMPUR-APR Material

Our most pressure –relieving material ever – now with an all-new, ultra-breathable design for all-night cooling comfort

14

© 2019 Tempur Sealy International, Inc.

TEMPUR + SEALY

NEW TEMPUR-PRObreeze°

ADVANCED ALL-NIGHT COOLING - 3° cooler



12" PROFILE

$3,799 SRP

HYBRID | **MEDIUM**

OUTSIDE

SMARTCLIMATE DUAL COVER SYSTEM

A zip-off, cool-to-touch outer layer combined with a super-stretch inner layer so you feel cooler when you lie down

INSIDE

PURECOOL+ Phase Change Material

Exclusive, next-generation technology absorbs excess heat so you feel cooler while you fall asleep

TEMPUR-CM+ Material

Advanced TEMPUR® Material redesigned with maximum airflow for all-night cooling comfort

15

© 2019 Tempur Sealy International, Inc.

2019 New Products 16 © 2019 Tempur Sealy International, Inc.

Stearns & Foster Reinvented ALL-NEW & EXCLUSIVE Coil Technologies PROPRIETARY and EXCLUSIVE Memory Foam engineered by: ALL-NEW Natural + Cooling System 17 © 2019 Tempur Sealy International, Inc.

NEW Stearns & Foster Collection: ESTATE Starting at $1,499 LUX ESTATE Starting at $2,299 LUX ESTATE HYBRID Starting at $2,799 RESERVE Starting at $3,999 18 © 2019 Tempur Sealy International, Inc.

RECENT MANAGEMENT COMMENTS 19

Second Quarter 2019 ➢ Net Sales Increased 10%, Direct Channel Sales Increased 55% ➢ Margins Expanded, Net Income, EBITDA(1) and EPS Up Significantly Highlights Versus Second Quarter 2018 ➢ Announced Share Repurchase Program Three Months Ended June 30th Reported %Change 2019 2018 Constant %Change Currency(1) Net Sales $722.8 $659.9 9.5% 10.8% Net Income 41.6 22.8 82.5% 81.6% EBITDA(1) 109.0 82.6 32.0% 32.0% EPS 0.74 0.42 76.2% 76.2% Adjusted EBITDA(1) $113.0 $93.4 21.0% 21.0% Adjusted EPS(1) 0.79 0.57 38.6% 38.6% ($ in millions, except for EPS and % values) (1) This financial measure is not recognized under U.S. Generally Accepted Accounting Principles (“GAAP”). Please refer to “Use of Non-GAAP Financial Measures & Constant Currency Information” in the appendix. 20 © 2019 Tempur Sealy International, Inc.

Debt Structure ➢ Target leverage ratio midpoint(3): 3.5x with a range of 3.0x to 4.0x ➢ Fixed rate debt represent ~60% of total debt; capital structure contains long dated maturities ➢ Expect to deploy excess cash flow to repurchase shares LEVERAGE(3) MANDATORY MATURITY PROFILE(4) 4.00x 3.84x $600 3.65x $450 3.50x $360 $52 $23 3.00x 1Q19 2Q19 Target 2019 2020 2021 2022 2023 2024 2025 2026 Rating Agency Ratings • S&P: BB- as of November 2018 • Moody’s: Ba3 reaffirmed as of September 2018 (1) This financial measure is not recognized under U.S. Generally Accepted Accounting Principles (“GAAP”). Please refer to “Use of Non-GAAP Financial Measures & Constant Currency Information” in the appendix. 21 © 2019 Tempur Sealy International, Inc.

Revised 2019 Targets 2019 Financial Targets(3) and Assumptions Adjusted EBITDA(1) $450 to $480 M Depreciation & Amortization $115 to $120 M Capital Expenditures $70 to $75 M ($60 M Maintenance) Interest Expense $90 to $95 M U.S. Federal Tax Rate Range 27% to 28% Diluted Share Count 56 to 57 M Shares (1) This financial measure is not recognized under U.S. Generally Accepted Accounting Principles (“GAAP”). Please refer to “Use of Non-GAAP Financial Measures & Constant Currency Information” in the appendix. 22 © 2019 Tempur Sealy International, Inc.

Environmental, Social, and Governance Tempur Sealy is committed to protecting and improving our environment and communities. • In 2018, 72% of our North • Community Engagement • Majority of Directors on American facility waste • Since 2011, donated nearly the Board are Independent was recycled $300M of mattresses to • Subject executives to Social • 16,066 Barrels of Oil charity significant stock ownership • 51,152 Trees • Since 2017, more than $4M guidelines and holding in product donated to • 16,070,577 KW Hours requirements victims of natural disasters • 3,009 Tons of CO2 • Global Code of Business • Tempur Sealy Foundation Governance • 21,062,772 Gallons of water Conduct and Ethics Environment • Supporting charities that assist children and families • Internal Enterprise Risk in Central Kentucky Management • International ethics hotline • Zero tolerance policy towards improper payments and bribes 23 © 2019 Tempur Sealy International, Inc.

Thank you for your interest in Tempur Sealy International For more information please email: investor.relations@tempursealy.com 24 © 2019 Tempur Sealy International, Inc.

APPENDIX 25

Aspirational Plan(5) ➢ On August 7, 2017, the Company implemented a new Aspirational Program in the form of performance restricted stock units tied to challenging performance targets. This Aspirational Program builds on the challenging goals and the structure established in our original Aspirational Program adopted in 2015, with slightly revised performance goals and new performance periods, as we aligned the management team around our new aspirational targets following the termination with our largest customer in 2017. • Performance restricted stock units (“PRSUs”) for approximately 1.5 million shares of the Company’s common stock were granted to over 150 employees • PRSUs will vest based on adjusted EBITDA(1) performance measured on a rolling 4 quarter basis during two performance periods -- 2018 and 2019; and 2020 • If the minimum performance target is met for the applicable period, awards become payable shortly after the applicable period. If an officer or employee leaves for any reason prior to vesting, all of his or her PRSUs will be forfeited, subject to certain limited exceptions Achievement Schedule ~15% of total costs % of Total Grant of PRSUs That Will Vest Adjusted EBITDA January 1, 2018 – December 31, 2019 (Period 1) ≥ $650 100% $600 66% ~20% of total costs < $600 0% ▪ Measured quarterly on a trailing four quarter period ▪ If an award is earned in the first period the program ends, subject to a change of control provision ▪ If an award is not earned in the first period, then ½ of the award lapses and ½ of the award remains available for vesting based on performance in the second period ▪ Prorated based on performance between $600 & $650, but is only payable at the end of the respective period (adjusted EBITDA(1) target $ in millions) 26 For more information please refer to the Company’s Form 8-K filed on August 7, 2017

Forward-Looking Statements This investor presentation contains statements that may be characterized as “forward-looking” within the meaning of the federal securities laws. Such statements might include those containing information concerning one or more of the Company’s plans; guidance; objectives; goals; strategies and other information that is not historical information. When used in this presentation, the words "assumes," “may,” "estimates," "expects," “guidance,” “anticipates,” “projects,” “plans,” “proposed,” “targets,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding adjusted EBITDA for 2019 and performance generally for 2019 and subsequent periods and the Company’s expectations for product launches over the next few quarters, increasing sales growth, optimizing worldwide distribution, expanding the direct-to-consumer business (including the Company’s Tempur-branded retail store presence) and ongoing productivity initiatives. Any forward- looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, meet its guidance or that these beliefs will prove to be correct. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those that may be expressed as forward-looking statements in this presentation. These risk factors include the impact of the macroeconomic environment in both the U.S. and internationally (including the impact of highly inflationary economies) on the Company’s business segments and expectations regarding growth of the mattress industry; uncertainties arising from global events; the effects of strategic investments on the Company’s operations, including efforts to expand its global market share; the ability to develop and successfully launch new products; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the ability to increase sales productivity within existing retail accounts and to further penetrate the retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the ability to continuously improve and expand the Company’s product line, maintain efficient, timely and cost-effective production and delivery of products, and manage growth; the effects of consolidation of retailers on revenues and costs; competition in the Company’s industry; consumer acceptance of the Company’s products; the effects of discontinued operations on the Company’s operating results and future performance; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector; financial distress among the Company’s business partners, customers and competitors; financial solvency and related problems experienced by other market participants; the Company’s ability to execute on its strategy to optimize and integrate the assets of Innovative Mattress Solutions, LLC (“iMS”) acquired by the Company’s affiliate Sleep Outfitters USA, LLC (“Sleep Outfitters”); the Company’s reliance on information technology and the associated risks involving potential security lapses and/or cyber-based attacks; the outcome of pending tax audits or other tax, regulatory or investigation proceedings and pending litigation; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carryforwards; the Company’s capital structure and debt level, including its ability to meet financial obligations and continue to comply with the terms and financial ratio covenants of its credit facilities; changes in interest rates; effects of changes in foreign exchange rates on the Company’s reported earnings; changing commodity costs; disruptions in the supply of raw materials, or loss of suppliers; expectations regarding the Company’s target leverage and share repurchase program; sales fluctuations due to seasonality; the effect of future legislative or regulatory changes, including changes in international trade duties, tariffs and other aspects of international trade policy; the Company’s ability to protect its intellectual property; and disruptions to the implementation of the Company’s strategic priorities and business plan caused by abrupt changes in its executive management team. Other potential risk factors include the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and under ITEM 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019. There may be other factors that cause the Company’s actual results to differ materially from any of those expressed as forward-looking statements herein. Note Regarding Historical Financial Information: In this investor presentation we provide or refer to certain historical information for the Company. For a more detailed discussion of the Company’s financial performance, please refer to the Company’s SEC filings. Note Regarding Trademarks, Trade Names and Service Marks: TEMPUR®, Tempur-Pedic®, the TEMPUR-PEDIC & Reclining Figure Design®, TEMPUR-Adapt®, TEMPUR-ProAdapt®, TEMPUR-LuxeAdapt®, TEMPUR-PRObreeze™, TEMPUR-LUXEbreeze™,TEMPUR- Cloud®, TEMPUR-Contour™, TEMPUR-Rhapsody™, TEMPUR-Flex®, THE GRANDBED BY TEMPUR-PEDIC®, TEMPUR-Simplicity™, TEMPUR-Ergo®, TEMPUR-UP™, TEMPUR-Neck™, TEMPUR- Symphony™, TEMPUR-Comfort™, TEMPUR-Traditional™, TEMPUR-Home™, SEALY®, SEALY POSTUREPEDIC®, STEARNS & FOSTER®, COCOON by Sealy™ and OPTIMUM™ are trademarks, trade names or service marks of Tempur Sealy International, Inc. and/or its subsidiaries. All other trademarks, trade names and service marks in this presentation are the property of the respective owners. Limitations on Guidance: The guidance included herein is from the Company’s press release and related earnings call on July 25, 2019. The Company is neither reconfirming this guidance as of the date of this investor presentation nor assuming any obligation to update or revise such guidance. See above. 27

Footnotes 1. Adjusted Net Income, EBITDA, adjusted EBITDA, leverage, leverage ratio, and constant currency are non-GAAP financial measures. Please refer to the "Use of Non- GAAP Financial Measures and Constant Currency Information" on slide 29 for more information regarding the definitions of adjusted Net Income, EBITDA, adjusted EBITDA, leverage, leverage ratio, and constant currency, including the adjustments (as applicable) from the corresponding GAAP information. Amounts shown for 2019 financial targets on slide 22 represent management estimates of adjusted EBITDA performance based on the Company’s guidance provided on July 25, 2019. Please refer to “Forward-Looking Statements” and “Limitations on Guidance” on slide 27. The Company notes that it is unable to reconcile this forward-looking non- GAAP financial measure to GAAP net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP net income in 2019 but would not impact adjusted EBITDA. These items that impact comparability may include restructuring activities, the impact of the termination of contracts with customers, foreign currency exchange rates, income taxes, and other items. The unavailable information could have a significant impact on the Company's full year 2019 GAAP financial results. 2. Management estimates. 3. Based on the Company’s 2019 financial targets provided in the press release dated July 25, 2019 and the related earnings call on July 25, 2019. Please refer to “Forward-Looking Statements” and “Limitations on Guidance”. 4. Based on debt outstanding at June 30, 2019. For more information please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019. 5. For more information about the aspirational plan and the terms of the aspirational PRSUs, please refer to the Company’s SEC filings. In addition, please refer to “Forward Looking Statements”. 28

Use of Non-GAAP Financial Measures and Constant Currency Information In this investor presentation and certain of its press releases and SEC filings, the Company provides information regarding adjusted net income, EBITDA, adjusted EBITDA, consolidated funded debt less qualified cash, leverage and leverage ratio which are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”) and do not purport to be alternatives to net income and earnings per share as a measure of operating performance or an alternative to total debt. The Company believes these non-GAAP measures provide investors with performance measures that better reflect the Company's underlying operations and trends, including trends in changes in margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments management makes to derive the non-GAAP measures include adjustments to exclude items that may cause short-term fluctuations in the nearest GAAP measure, but which management does not consider to be the fundamental attributes or primary drivers of the Company's business. The Company believes that exclusion of these items assists in providing a more complete understanding of the Company's underlying results from continuing operations and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company's business, to evaluate its consolidated and business segment performance compared to prior periods and the marketplace, to establish operational goals and management incentive goals, and to provide continuity to investors for comparability purposes. Limitations associated with the use of these non-GAAP measures include that these measures do not present all of the amounts associated with the Company’s results as determined in accordance with GAAP. These non-GAAP measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information regarding the use of these non-GAAP financial measures, please refer to the reconciliations on the following pages and the Company’s SEC filings. Constant Currency Information In this presentation the Company refers to, and in other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a "constant currency basis," which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior corresponding period's currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance. EBITDA and Adjusted EBITDA A reconciliation of the Company's GAAP net income to EBITDA and adjusted EBITDA is provided on slide 30. Management believes that the use of EBITDA and adjusted EBITDA provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period. Adjusted Net Income A reconciliation of the Company's GAAP net income to adjusted net income and a calculation of adjusted EPS are provided on slide 31. Management believes that the use of adjusted net income and adjusted EPS also provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period. Leverage Consolidated funded debt less qualified cash to adjusted EBITDA, which the Company may refer to as leverage, is provided on slide 32 and is calculated by dividing consolidated funded debt less qualified cash, as defined by the Company’s senior secured credit facility, by adjusted EBITDA. The Company provides this as supplemental information to investors regarding the Company’s operating performance and comparisons from period to period, as well as general information about the Company's progress in reducing its leverage. 29

Adjusted EBITDA Reconciliation Three Months Ended Trailing Twelve Months Ended (in millions) June 30, 2019 June 30, 2018 June 30, 2019 GAAP Net income $ 41.6 $ 22.8 $ 124.6 Interest expense, net 22.5 23.2 91.3 Income taxes 15.8 8.8 63.5 Depreciation and amortization 29.1 27.8 116.5 EBITDA 109.0 82.6 395.9 Adjustments Loss from discontinued operations, net of tax (1) 1.2 5.4 11.2 Customer-related charges (2) - - 21.2 Restructuring costs (3) - 5.4 16.9 Supply Chain Transition Costs (4) - - 7.3 Acquisition-related costs and other (5) 2.8 - 6.1 Other Income (6) - - (7.2) Adjusted EBITDA $ 113.0 $ 93.4 $ 451.4 Notes (1) Certain subsidiaries in the International business segment are accounted for as discontinued operations and have been designated as unrestricted subsidiaries in the 2016 Credit Agreement. Therefore, these subsidiaries are excluded from our adjusted financial measures for covenant compliance purposes. (2) On January 11, 2019, iMS, a customer, prior to its April 1, 2019 acquisition, filed a voluntary petition in U.S. Bankruptcy Court for the Eastern District of Kentucky seeking relief under Chapter 11 of the U.S. Bankruptcy Code. In the fourth quarter of 2018, we recorded charges of $21.2 million associated with certain iMS-related assets on our Consolidated Balance Sheet as of December 31, 2018, primarily made up of trade and other receivables, to fully reserve this account at that time. (3) In the second half of 2018, we recorded $19.5 million of restructuring costs, including $2.6 million of depreciation expense. These costs included $11.5 million of charges related to the operational alignment of a joint venture that was wholly acquired in the North America business segment, including $2.6 million of depreciation expense and $1.3 million of other expense, net. Restructuring costs also included $3.1 million of expenses in the International business segment related to International simplification efforts, including headcount reduction, professional fees and store closures, and $4.9 million of Corporate professional fees related to restructuring activities. (4) In 2018, we recorded $7.3 million of supply chain transition costs which represent charges incurred to consolidate certain manufacturing and distribution facilities, including $0.8 million of other expense. (5) In the second quarter of 2019, we recorded $2.8 million of acquisition-related and other costs, primarily related to post acquisition restructuring charges and professional fees incurred in the Sleep Outfitters Acquisition. In the first quarter of 2019, we recorded $3.3 million of costs, primarily related to professional fees associated with the Sleep Outfitters Acquisition. (6) We recorded $7.2 million of other income related to the sale of its interest in a subsidiary of the Asia-Pacific joint venture. For additional information regarding the calculations above please refer to the Company's SEC Filings. 30

Adjusted Net Income and Adjusted EPS Three Months Ended (in millions, except per share amounts) June 30, 2019 June 30, 2018 GAAP net income $ 41.6 $ 22.8 Loss from discontinued operations, net of tax (1) 1.2 5.4 Acquisition-related costs and other (2) 2.8 - Other Income (3) - 5.4 Tax adjustments (4) (1.3) (2.2) Adjusted net income 44.3 31.4 Adjusted earnings per common share, diluted $ 0.79 $ 0.57 Diluted shares outstanding 56.0 54.9 Notes (1) Certain subsidiaries in the International business segment are accounted for as discontinued operations and have been designated as unrestricted subsidiaries in the 2016 Credit Agreement. Therefore, these subsidiaries are excluded from our adjusted financial measures for covenant compliance purposes. (2) In the second quarter of 2019, we recorded $2.8 million of acquisition-related and other costs, primarily related to post acquisition restructuring charges and professional fees incurred in the Sleep Outfitters Acquisition. In the first quarter of 2019, we recorded $3.3 million of costs, primarily related to professional fees associated with the Sleep Outfitters Acquisition. (3) In the second quarter of 2018, we incurred $5.4 million of restructuring costs associated with International business segment simplification efforts, including headcount reduction, professional fees and store closures. (4) Tax adjustments represent adjustments associated with the aforementioned items and other discrete income tax events. For additional information regarding the calculations above please refer to the Company's SEC Filings. 31

Leverage Reconciliation

(in millions, except ratio)	1Q19	2Q19
Total debt	$ 1,659.6	$ 1,645.6
Plus: Deferred financing costs[(1)]	7.2	6.9
Plus: Letters of credit outstanding	23.2	23.2
Consolidated funded debt	$ 1,690.0	$ 1,675.7
Less: Domestic qualified cash[(2)]	19.4	20.7
Less: Foreign qualified cash[(2)]	10.4	9.4
Consoldiated funded debt less qualified cash	$ 1,660.2	$ 1,645.6
Adjusted EBITDA[(3)]	$ 431.8	$ 451.4
Leverage	**3.84x**	**3.65x**

Notes

(1) The Company presents deferred financing costs as a direct reduction from the carrying amount of the related debt in the Consolidated Balance Sheets. For purposes of determining total debt for financial covenant purposes, the Company has added these costs back to total debt, net as calculated per the Consolidated Balance Sheets.

(2) Qualified cash as defined under the Company's senior credit facility equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

(3) Represents Adjusted EBITDA for the trailing twelve-month period ended with the referenced quarter. A reconciliation of GAAP net income to Adjusted EBITDA with respect to the twelve-month period ended with the referenced quarter is set forth below.

($ in millions)	1Q19	2Q19
GAAP net income	$ 105.8	$ 124.6
Interest expense, net	92.0	91.3
Income tax provision	56.5	63.5
Depreciation and amortization	115.2	116.5
EBITDA	$ 369.5	$ 395.9
Adjustments [(1)]	62.3	55.5
Adjusted EBITDA	$ 431.8	$ 451.4

Notes

(1) Adjustments represent loss from discontinued operations related to Latin American operations, customer-related charges, restructuring costs, supply chain transition costs, aquisition-related costs primarily related to the Sleep Outfitters aquisition, and other income related to a sale of an asset. For more information please refer to the reconciliations and related information contained on the previous slides.

For additional information regarding the calculations above please refer to the Company's SEC Filings.

32